Exhibit 5.1

August 19, 2022

Actinium Pharmaceuticals, Inc.
275 Madison Avenue, 7th Floor
New York, NY 10016

Re: Registration Statement on Form S-8 of 5,833,333 Shares of Common Stock of Actinium Pharmaceuticals, Inc.

Ladies and Gentlemen:

We have acted as counsel to Actinium Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) of a registration statement on Form S-8 (the “Registration Statement”) by the Company on the date hereof. The Registration Statement relates to the registration of (i) up to 2,845,993 shares of the Company’s common stock, $0.001 par value per share (“Common Stock”), issuable pursuant to the Actinium Pharmaceuticals Inc. 2019 Plan, as amended by that certain Amendment to Actinium Pharmaceuticals, Inc. 2019 Plan, effective as of November 18, 2020, that certain Second Amendment to Actinium Pharmaceuticals, Inc. 2019 Plan, effective as of November 9, 2021 and that certain Third Amendment to Actinium Pharmaceuticals, Inc. 2019 Stock Plan, effective as of August 10, 2022 (collectively, the “Plan” and such shares the “Plan Shares”), (ii) up to 2,687,340 shares of Common Stock issuable pursuant to options previously granted under the Plan (the “Option Shares”), and (iii) up to 300,000 shares of Common Stock issuable pursuant to restricted stock units previously granted under the Plan (the “RSU Shares” and, together with the Plan Shares, the “Shares”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

For purposes of the opinions we express below, we have examined originals, or copies certified or otherwise identified, of (i) the Certificate of Incorporation (the “Certificate of Incorporation”) and the Amended and Restated Bylaws (the “Bylaws”) of the Company, each as amended and/or restated as of the date hereof; (ii) certain resolutions of the Board of Directors of the Company related to the filing of the Registration Statement, the authorization and issuance of the Shares and related matters; (iii) the Registration Statement and all exhibits thereto; (iv) the Plan; (v) a certificate executed by an officer of the Company, dated as of the date hereof; and (vi) such other records, documents and instruments as we have deemed necessary or appropriate for purposes of the opinions hereafter expressed.

As to questions of fact material to the opinions expressed below, we have, without independent verification of their accuracy, relied to the extent we deem reasonably appropriate upon the representations and warranties of the Company contained in such documents, records, certificates, instruments or representations furnished or made available to us by the Company.

In making the foregoing examination, we have assumed (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to original documents of all documents submitted to us as certified or photostatic copies, (iv) that all agreements or instruments we have examined are the valid, binding and enforceable obligations of the parties thereto, and (v) that all factual information on which we have relied was accurate and complete.

We have not considered, and express no opinion herein as to, the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware, as currently in effect (the “DGCL”).

We have also assumed that, at the time of the issuance of the Shares: (i) the Company will continue to be incorporated and in existence and good standing in its jurisdiction of organization; (ii) the resolutions of the Board of Directors of the Company referred to above will not have been modified or rescinded, (iii) the Company will receive consideration for the issuance of the Shares required by the Plan and that is at least equal to the par value of the Common Stock, (iv) all requirements of the DGCL, the Certificate of Incorporation and the Bylaws will be complied with when the Shares are issued, (v) sufficient shares of Common Stock will be authorized for issuance under the Certificate of Incorporation of the Company that have not otherwise been issued or reserved for issuance.

The opinions expressed herein are rendered only to you in connection with the Registration Statement. We express no opinion as to any matter other than as expressly set forth above, and no opinion on any other matter may be inferred or implied herefrom. The opinions expressed herein are rendered as of the date hereof and we expressly disclaim any obligation to update this letter or advise you of any change in any matter after the date hereof. The opinions expressed herein may not be relied upon by you for any other purpose, or be furnished to, quoted to or relied upon by any other person, firm or corporation or for any other purpose.

Based on the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that (i) upon the issuance of the Plan Shares in accordance with the terms of the Plan, the Plan Shares will be validly issued, fully paid and non-assessable and (ii) upon issuance of the Option Shares in accordance with the terms of the Plan and the applicable awards executed pursuant to such Plan, the Option Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to all references to us in the Registration Statement. In giving this consent, we do not hereby admit we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Haynes and Boone, LLP
Haynes and Boone, LLP